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                                                                       EXHIBIT 5

                        [COOLEY GODWARD LLP LETTERHEAD]


May 24, 2002


America West Holdings Corporation
111 West Rio Salado Parkway
Tempe, AZ  85281


RE:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by America West Holdings Corporation (the "COMPANY") of a Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission covering the offering of up to an aggregate of 8,000,000 shares of the Company's Series B Common Stock, $0.01 par value, (the "SHARES") pursuant to its 2002 Incentive Equity Plan (the "PLAN").

In connection with this opinion, we have examined a certificate executed by an officer of the Company, the Registration Statement, the related Prospectus, the Company's Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinion is expressed only with respect to the federal laws of the United States of America and Delaware General Corporation Law. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that when sold and issued in accordance with the Plan, the Registration Statement, and the Prospectus, the Shares will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and non-assessable when such deferred payments are made in full).

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP


By:   /s/ Samuel M. Livermore
    ---------------------------
         Samuel M. Livermore